Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Healthient, Inc. (the "Company") on Form 10-Q for the for the three months ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard Damion, CEO and William Lindberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard Damion	/s/ William Lindberg
Richard Damion	William Lindberg
CEO	Chief Financial Officer

November 19, 2014	November 19 , 2014